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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 27, 2000

                       MARKET HUB PARTNERS STORAGE, L. P.
             (Exact name of Registrant as Specified in its Charter)



               Delaware                                333-51713                             76-0558052
    (State or Other Jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            Incorporation)


                              5400 Westheimer Court
                                 Houston, Texas
                    (Address of Principal Executive Offices)
                                   77251-1642
                                   (Zip code)

                                  713-627-5400
              (Registrant's telephone number, including area code)

Item 5.  Other Events

The registrant has completed the tender offer conducted pursuant to the terms of the indenture governing its 8.25% Senior Notes due 2008, which required the registrant to offer to purchase such Notes at a price equal to 101% of their principal amount plus accrued and previously unpaid interest upon the occurrence of a "Change in Control" as defined in the indenture. The acquisition of the registrant by subsidiaries of Duke Energy Corporation constituted such a Change in Control. The tender offer was previously described in the registrant's Form 10-Q for the quarter ended September 30, 2000. Of the $115 million aggregate principal amount of such Notes previously outstanding, $87.79 million aggregate principal amount were tendered and not withdrawn, resulting in a payment on November 27, 2000 to the holders thereof of an aggregate of $90,398,184.58.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        MARKET HUB PARTNERS STORAGE, L. P.

                        By: MARKET HUB PARTNERS STORAGE, LLC., its
                        general partner


                        --------------------------------------------------
                        Dorothy M. Ables
                        Senior Vice President, Finance and Administration and Chief Financial Officer



December 11, 2000